Exhibit 99.1

Media Relations Contact: Scott Simon, Hawaiian Telcom (808) 546-5466	Investor Relations Contact: Brian Tanner, Hawaiian Telcom (808) 546-3442

For Immediate Release

Hawaiian Telcom Completes Acquisition of Wavecom Solutions Corporation

HONOLULU (Monday, December 31, 2012) Hawaiian Telcom Holdco, Inc. (NASDAQ:HCOM), Hawaii’s leader in integrated communications solutions, today announced that its Hawaiian Telcom, Inc. subsidiary has completed the acquisition of all of the capital stock of Wavecom Solutions Corporation (Wavecom Solutions), an information and communications technology company and facilities-based competitive local exchange carrier headquartered in Honolulu.  Wavecom Solutions provides voice, data and converged services to small and medium-sized business and carrier customers through a six-island subsea and terrestrial fiber network.

“We are pleased that the acquisition has closed and we can welcome Wavecom Solutions’ employees and loyal customers into our Hawaiian Telcom family,” stated Eric K. Yeaman, President and CEO of Hawaiian Telcom.  “By adding Wavecom Solutions’ fiber network and business capabilities to our technology and operations, we’ll enhance our ability to serve growing customer demand for high speed Internet bandwidth and advanced communications.”

With the acquisition complete and as integration of Wavecom Solutions’ fiber network occurs, Hawaiian Telcom’s network capabilities will be enhanced through augmentation of fiber capacity and diversity statewide. The company will be better positioned to deliver next generation, end-to-end solutions to customers throughout Hawaii and drive long-term value for shareholders.

Hawaiian Telcom first announced the definitive purchase agreement to acquire Wavecom Solutions on July 12, 2012.  Approvals from the Federal Communications Commission and Hawaii Public Utilities Commission were obtained on December 28, 2012.  The stock purchase transaction closed today (Dec. 31, 2012) at a purchase price of approximately $9.6 million (subject to adjustment based on final working capital calculations), paid with existing liquidity using cash on hand.  It is estimated that the transaction will generate approximately $4.5 million of annual unlevered free cash flow upon completion of integration activities as a result of net incremental revenues and EBITDA of approximately $7 million and $3.5 million, respectively, as well as network related capital expenditure synergies.

Forward-Looking Statements

In addition to historical information, this release includes certain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, any statement, projection or estimate that includes or references the words “believes”, “anticipates”, “intends”, “expects”, or any similar expression falls within the safe harbor of forward-looking statements contained in the Reform Act. Actual results or outcomes may differ materially from those indicated or suggested by any such forward-looking statement for a variety of reasons.  More information on potential risks and uncertainties is available in recent filings with the Securities and Exchange Commission, including Hawaiian Telcom’s 2011 Annual Report on Form 10-K. The information contained in this release is as of December 31, 2012. It is anticipated that subsequent events and developments may cause forward-looking statements to change.

About Hawaiian Telcom

Hawaiian Telcom Holdco, Inc., headquartered in Honolulu, is Hawaii’s leading provider of integrated communications solutions for business and residential customers. With roots in Hawaii beginning in 1883, the Company offers a full range of services including voice, video, Internet, data, wireless, and advanced communication and network services supported by the reach and reliability of its network and Hawaii’s only 24/7 state-of-the-art network operations center. With employees statewide sharing a commitment to innovation and a passion for delivering superior service, Hawaiian Telcom provides an Always OnSM customer experience. For more information, visit www.hawaiiantel.com.

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